Two Dot Wind – Montana 2020 First Quarter Earnings Webcast April 23, 2020

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Bob Rowe, Litigation Reform Act of 1995. Forward-looking statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although Brian Bird, our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The Vice President & CFO factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Significant Events • Net income for the first quarter of 2020 decreased $22.1 million, or 30%, as compared to the same period in 2019. – Diluted earnings per share decreased $0.44, or 31%, as compared to the same period in 2019. – After adjusting for weather difference, Non-GAAP* adjusted earnings per share decreased $0.17, or 14%, as compared to the same period in 2019. • The Board of Directors declared a quarterly dividend of $0.60 per share payable June 30th to shareholders of record as of June 15th, 2020. • Due to the anticipated impacts from COVID-19 related disruption across our service territory and first quarter results below our expectations, we are lowering 2020 earnings per share guidance to $3.30 - $3.45 (from $3.45 - $3.60). Despite this short-term set-back, our long-term business prospects remain strong. • Issued term-loan and priced first mortgage bond to increase liquidity • 2020 and longer-term capital investment program remains unchanged • No change to our long-term targeted 6% to 9% total shareholder return 3 * See slides 14 & 30 for additional information and Non-GAAP disclosures.

NorthWestern Energy A pure electric and natural gas utility; serving as stewards of critical energy infrastructure; providing essential services - in times of trial and triumph; to our resilient customer base spanning a vast footprint over Montana, South Dakota, Nebraska & Yellowstone Nat’l Park. A Strong Financial Foundation and Investment for the Long Term • Over 100 years of operating history • Customer bills well below national average • Highest ever customer satisfaction scores • Award winning and best practices corporate governance • A history of strong earnings growth • Stable and flexible investment grade balance sheet • Ample liquidity to weather uncertainty (doubled targeted liquidity $100 to $200 million) • A history of annual dividend increases (from $1.00 per share in 2005 to $2.40 in 2020) • A disciplined capital investment program ($400 million plan maintained for 2020) • A history of stable and consistent customer growth • A diverse energy supply portfolio already nearly 60% carbon-Free • A significant generation capacity deficit with opportunity for investment 4

COVID-19…Our Response COVID-19 has consumed our everyday life. This rapidly evolving pandemic has affected all aspects of our operations. We implemented a comprehensive set of actions to help our customers, communities and employees, all while maintaining our commitment to provide safe and reliable energy. We will continue to monitor and adapt our operating and financial plan to meet the challenges ahead. Crisis Action Team activated March 11th • Crisis team (managers) in place with minimum business disruption • Government requirements are the baseline, but we will make decisions by applying available expert information • Open communication channels with state officials and utility commissions Keeping Employees Safe • Employee work from home policy since mid March – where appropriate • All walk-in offices and facilities closed to public • Field employee guidance for safety • Field crews now pods of 4-5 employees Helping Customers and Communities • Communicating with customers, including commercial and industrial • Provided $300K of incremental charitable funding specific for COVID relief, including billing relief for small businesses • Matching employee contributions to COVID-19 relief • Service disconnections for non payment are suspended • Low Income Home Energy Assistance Program • Providing customers and businesses resources to seek additional support on local, state and federal levels 5

Summary Financial Results (First Quarter) (1) 6 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (First Quarter) (dollars in millions) Three Months Ended March 31, 2020 2019 Variance Electric $ 180.8 $ 196.0 $(15.2) (7.8%) Natural Gas 63.2 72.5 (9.3) (12.8%) Total Gross Margin(1) $ 244.0 $ 268.5 $ (24.5) (9.1%) Decrease in gross margin due to the following factors: $ (8.7) Electric retail volumes (8.4) Natural gas retail volumes (1.2) Electric transmission (0.6) Montana natural gas rates 1.6 Montana electric retail rates (4.9) Other miscellaneous nonrecurring items $ (22.2) Change in Gross Margin Impacting Net Income $ (1.9) Production tax credits flowed-through trackers (0.7) Operating expenses recovered in trackers 0.3 Property taxes recovered in trackers $ (2.3) Change in Gross Margin Offset Within Net Income $ (24.5) Decrease in Gross Margin 7 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Weather (First Quarter) A warm first quarter contributed approximately $4.0M pretax gross margin detriment as compared to normal and $18.0M pretax detriment as compared to first quarter 2019. 8

Operating Expenses (First Quarter) (dollars in millions) Three Months Ended March 31, 2020 2019 Variance Operating,general & admin. $ 79.0 $ 81.1 $ (2.1) (2.6%) Propertyand other taxes 44.5 44.8 (0.3) (0.7%) Depreciation anddepletion 45.3 45.6 (0.3) (0.7%) Operating Expenses $ 168.8 $ 171.5 $ (2.7) (1.6%) Decrease in Operating, general & administrative expense due to the following factors: $ 1.4 Generation costs 0.4 Other miscellaneous increases $ 1.8 Change in OG&A Items Impacting Net Income $ 1.7 Pension and other postretirement benefits (0.7) Operating expenses recovered in trackers (4.9) Non-employee directors deferred compensation $ (3.9) Change in OG&A Items Offset Within Net Income $ (2.1) Decrease in Operating, General & Administrative Expenses $0.3 million decrease in property and other taxes due primarily to lower MPSC tax and invasive species tax, offset in part by an increase in Montana state and local taxes. $0.3 million decrease in depreciation and depletion expense primarily due to a depreciation adjustment consistent with the final order in our Montana electric rate case, partly offset by plant additions. 9

Operating to Net Income (First Quarter) (dollars in millions) Three Months Ended March 31, 2020 2019 Variance Operating Income $ 75.2 $ 97.0 $ (21.8) (22.5%) Interest Expense (24.3) (23.8) (0.5) (2.1%) Other (Expense) / Income (2.0) 1.1 (3.1) (281.8%) Income Before Taxes 48.9 74.4 (25.5) (34.3%) IncomeTax Benefit / (Expense) 1.8 (1.6) 3.4 212.5% NetIncome $ 50.7 $ 72.8 $ (22.1) (30.4%) $0.5 million increase in interest expenses was primarily due to higher borrowings. $3.1 million increase in other expense. This includes a $4.9 million decrease in the value of deferred shares held in trust for non-employee directors deferred compensation, partly offset by $1.7 million decrease in other pension expense, both of which are offset in OG&A expenses with no impact to net income. $3.4 million decrease in income tax expense primarily due to lower pretax income partially offset by lower amortization of excess deferred income tax and other flow- through items. 10

Income Tax Reconciliation (First Quarter) We expect NOLs to be available into 2021 with alternative minimum tax credits and production tax credits to be available into 2023 to reduce cash taxes. Additionally, we anticipate our effective tax rate to reach approximately 10% by 2023. 11

Balance Sheet Improvement in debt to capitalization ratio; which is now closer to bottom end of 50%-55% targeted range. 50.8% Debt to Capitalization at March 31, 2019 12

Cash Flow Cash from operating activities increased by nearly $47 million primarily due to improved collections of energy supply costs in 2020 and TCJA credits to Montana customers of approximately $20.5 million in the first quarter of 2019. These improvements were offset in part by reduced net income. 13

Adjusted Non-GAAP Earnings (First Quarter) The adjusted non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - 14 as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

COVID-19 Forecast…Liquidity Temporarily Increasing Liquidity Normal liquidity • April 3, 2020: Issued $100M 364 day Term Loan at Eurodollar rate plus 1.5%. minimum target is • April 14, 2020: Priced $150 million First Mortgage Bonds at 3.21% to be > $100 million issued in May 2020. • As previously disclosed, we were considering an equity issuance in late 2020 COVID-19 liquidity or early 2021 to maintain and protect our current credit ratings. Our current target now > $200 million 15 plan may delay our anticipated equity issuance into 2021.

Diluted Earnings Per Share Updated 2020 Guidance Range Non-GAAP Adjusted EPS Growth Averaged 5.4% from 2013 - 2019 NorthWestern is lowering its 2020 earnings guidance range to $3.30 to $3.45 per diluted share (from $3.45 to $3.60) based upon, but not limited to, the following major assumptions and expectations: • COVID-19 related distancing measures and business closures remain in place through June, easing significantly during the 3rd quarter and nearly fully recovered in the 4th quarter of 2020; • Normal weather in our electric and natural gas service territories; • A consolidated income tax rate of approximately (5%) to 0% of pre-tax income (previously (2%) to 3%); and • Diluted shares outstanding of approximately 50.9 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-term 6-9% total return to our investors through a combination of earnings growth and dividend yield. 16 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP Adjusted EPS”

2019 Non-GAAP to 2020 Revised EPS Bridge Gross Margin $0.27 reduction which approximately 1/3 is due to first quarter and the remainder due to expected COVID related impacts on loads and volumes. OG&A $0.08 improvement due to incremental cost controls to help offset gross margin detriment. Depreciation $0.02 - $0.03 improvement due to timing of capital placed in service at year-end 2019. Incremental Income Tax $0.01 - $0.02 improvement due primarily to increased flow-through items (i.e. Incremental cost controls will be implemented to help offset a portion of the repairs deductible capital). Significant detriment in gross margin detriments recorded in the first quarter. Our $0.15 guidance first quarter is primarily reduction is in part due to a disappointing first quarter with the remainder due to related to a year-over- expected impacts of COVID-19 for the remainder of 2020. year timing difference. See assumptions and expectations as listed on prior page. 17

COVID-19: Margin Expectations Applying our high-level estimated impacts above to customer loads results in the following overall impact to load by class: Updated gross margin guidance for Q2-Q4 2020: We anticipated ($0.03) to $0.03* of EPS impact as compared to the same period 2019. Based upon our assumptions, the impact of COVID on our forecast is expected to offset most, if not all, of our forecasted organic growth. 18 * (-$2M to +$2.0M pretax)

COVID-19: Expense Expectations Expenses we expect to increase: • Bad debt expense • We assume significant recovery through a regulatory mechanism • COVID related charitable contributions Expenses we expect to decrease: • Distribution customer work • Contract services and material costs • Fleet fuel costs • Travel and employee education • Lower benefits and incentive pay Areas unchanged but will monitor and manage appropriately • Capital spending still expected at approximately $400 million • Supply chain – No significant issues anticipated as nearly all vendors in USA • Staffing levels – No layoffs expected and still hiring for critical positions Updated expense guidance for Q2-Q4 2020: Anticipated $0.20 to $0.23* of EPS improvement as compared to prior year Non-GAAP. This includes $0.09 of Incremental cost controls as compared to our initial earnings guidance expectations. This assumes regulatory recovery of increased bad debt expense (which we plan to file for and request recovery in each of our jurisdictions). * ($13M to $16M pretax) 19

Maintaining Capital Investment Forecast $1.8 billion of total capital investment over five years We anticipate financing this capital with a combination of cash flow from operations (aided by NOLs available into 2021), first mortgage bonds and equity issuances. Based on current expectations, any equity issuance would be late 2020 or early 2021 and would be sized to maintain and protect current credit ratings. Significant capital investments that are not in the projections or negative regulatory actions could necessitate additional equity funding. Based on the results of the recent competitive solicitation process in South Dakota, $80 million of incremental investment for SD generation is included above (spread between 2020-2021). Capital projections above do not include investment necessary to address identified generation capacity issues in Montana. These additions could increase the capital forecast above in excess of $200 million over the next five years. 20

Looking Forward Regulatory • In December 2019, the MPSC issued a final order approving our Montana electric rate case settlement, effective April 1, 2019, that results in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity) and a $9.3 million decrease in depreciation expense. Various parties have filed petitions for reconsideration of parts of the order. We expect the MPSC to issue an order on these requests during the second quarter of 2020. • In May 2019, we submitted a filing with FERC for our Montana transmission assets. In June 2019, the FERC issued an order accepting our filing, granting interim rates (effective July 1 and subject to refund), establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed and settlement negotiations are ongoing. We expect to submit a compliance filing with the MPSC upon resolution of our case adjusting the FERC credit in our retail rates. • Each year we submit filings for recovery of electric, natural gas and property taxes. The respective commissions review these tracker filings and make cost recovery determinations based on prudency. Electric Resource Planning • South Dakota: Construction of approximately 60MW / $80 million flexible reciprocating internal combustion engines in Huron, SD to be online by late 2021. • Montana: Competitive all-source solicitation for up to 280 MWs of flexible capacity issued February 2020 with project(s) selection in first quarter 2021 and online in early 2023. Continue to Invest in our Transmission & Distribution Infrastructure • Comprehensive grid modernization and infrastructure program to ensure safety, capacity and reliability. Plans to join Western Energy Imbalance Market (EIM) in April 2021 • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability. 21

25% of Colstrip Unit 4 Acquisition On December 9, 2019 NorthWestern (NWE) executed a Purchase and Sale Agreement for the acquisition of Puget Sound Energy’s (PSE) 25% ownership interests in Colstrip Unit 4 (CU4). • Generating Capacity: 185 MW (bringing our total ownership to 407 MW, or 55% of CU4) • Purchase Price: $1.00 • PSE will remain responsible for its current pro rata ownership share of environmental and pension liabilities attributed to events or conditions existing prior to closing of the transaction and for any demolition, reclamation, or remediation costs associated with the existing facilities that comprise CU4. • PSE will enter a Power Purchase Agreement (PPA) with NWE to purchase 90 MW of power for approximately 5 years – indexed to hourly Mid-Columbia power prices. • Net proceeds from the PPA will be placed in a fund and applied against future decommissioning and remediation costs related to the existing 30%, or 222 MW, ownership in CU4. • PPA includes a price floor that reflects the recovery of all fixed operating and maintenance and variable generation costs. • The transaction is conditioned upon MPSC Pre-Approval (filed in February 2020). • Entered a separate agreement (predicated on approval of generation transaction) to acquire an additional 95MW interest in the 500 kV Colstrip Transmission System for net book value at time of sale – expected to be $2.5 to $3.8 million. • Update to transaction • April 2020, Talan Energy, LLC exercised it’s right of first refusal to accept ½ the offer made by Puget Sound Energy to NWE • Talen’s proportionate share of the 185 MW capacity is 92.5 MW • Talen’s intention to execute a contract for their share would reduce our proposed transaction to 92.5MW • We expect to amend our application submitted to the MPSC to reflect Talen’s exercise of the right of first refusal. NWE currently has a 46% reserve margin deficit during peak periods. This exposes our customers to greater market exposure than any of our regional peers. In addition, planned retirements in the Pacific Northwest region exceeding 3,600 MW will compound our market exposure. Acquiring incremental interest in Colstrip 22 Unit 4 will limit this impact and provide a bridge to future generation technologies.

Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects 23

Appendix 24

Appendix Segment Results (First Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 25 See appendix for additional disclosure.

Appendix Electric Segment (First Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 26 See appendix for additional disclosure.

Appendix Natural Gas Segment (First Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 27 See appendix for additional disclosure.

Appendix Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio 28 for other purchases.

Appendix Qualified Facility Earnings Adjustment The gain in 2019 for our QF liability was $6.3 million in total, it was comprised of $3.3 million adjustment to the liability and $3.0 million lower actual costs over last 12 months (QF contract year). This $6.6 million benefit is $20.9 million less than the $27.2 million total benefit we recognized in Q2 last year. Due to our expectations regarding remeasurement of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 29

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non- GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non- GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other 30 companies' similarly titled measures.

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